UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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SVB FINANCIAL GROUP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SVB Financial Group’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2006 (the “Proxy Statement”) is hereby amended to make certain corrections as described below.

1997 Equity Incentive Plan Benefits Table

The Proxy Statement is hereby amended as follows to restate the information in the Equity Incentive Plan Benefits Table relating to the number of shares subject to options granted to all non-executive officer employees as a group, to reflect that in the 2005 fiscal year, 331,815 shares were subject to such options:

Name or Identity of Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Options	Number of Shares of Restricted Stock Granted	Average Per Share Purchase Price of Restricted Stock	Number of Shares Subject to Restricted Stock Units	Dollar Value of Restricted Stock Units

All Other Employees as a Group	331,815	$44.28	5,470	45.50	86,121	$3,745,402

Security Ownership of Directors and Executive Officers

The section of the Proxy Statement entitled “Security Ownership of Directors and Executive Officers” is hereby amended and restated in its entirety as follows, to make certain corrections to the information previously presented:

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership as of the Record Date of the Company’s Common Stock by: (i) each of the Company’s directors and director nominees, (ii) each of the executive officers named in the Summary Compensation Table, and (iii) all directors and executive officers as a group. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner*	Number of Shares	Percent of Class Owned
Eric A. Benhamou	2,000	*	%
David M. Clapper	2,000	*	%
Roger F. Dunbar	2,000	*	%
Joel P. Friedman	3,000	*	%
G. Felda Hardymon(1)	109,000	*	%
Alex W. “Pete” Hart(2)	17,750	*	%
C. Richard Kramlich	2,000	*	%
James R. Porter(3)	74,250	*	%
Michaela K. Rodeno(4)	8,750	*	%
Larry W. Sonsini	4,000	*	%
Kenneth P. Wilcox(5)	306,536	*	%
John F. Jenkins-Stark(6)	35,608	*	%
Harry W. Kellogg, Jr.(7)	153,265	*	%
David T. Ketsdever(8)	6,324	*	%
Marc J. Verissimo(9)	142,739	*	%
All directors and current executive officers as a group (19 persons)(10)	1,047,547	2.92%

*                    Represents beneficial ownership of less than 1%.

(1)             Includes 2,000 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(2)             Includes 6,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(3)             Includes 42,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(4)             Includes 4,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(5)             Includes 239,625 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(6)             Includes 28,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(7)             Includes 148,250 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(8)             Includes 5,000 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(9)             Includes 121,250 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(10)       Includes 749,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.